Exhibit 10.25

LIFE INSURANCE
ENDORSEMENT METHOD SPLIT DOLLAR PLAN
AGREEMENT

Insurer:	Jefferson Pilot Life Insurance Company
Northwestern Mutual Life Insurance

Policy Number:	JP5045169
16606830 /s/ CSD
Participant: Please initial in BLUE ink

Bank:	Community Trust Bank

Insured:	Cary S. Davis

Relationship of Insured to Bank:	Executive
If the Bank and the Insured are parties to any previous split dollar benefit plans or agreements that provide for the payment of certain benefits, then this Life Insurance Endorsement Method Split Dollar Plan Agreement the benefits provided hereunder shall replace and supercede any existing split dollar plans or agreements and the benefits provided thereby.
The respective rights and duties of the Bank and the Insured in the above-referenced policy shall be pursuant to the terms set forth below:
I.    DEFINITIONS
Refer to the policy contract for the definition of all terms in this Agreement.

II.	POLICY TITLE AND OWNERSHIP
Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.	BENEFICIARY DESIGNATION RIGHTS
The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured’s share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.	PREMIUM PAYMENT METHOD
The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V.	TAXABLE BENEFIT
Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

VI.	DIVISION OF DEATH PROCEEDS
Subject to Paragraphs VII and IX herein, the division of the death proceeds of the policy is as follows:

A.
Should the Insured be employed by the Bank and die on or before the 7th day of February, 2003, the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to one hundred percent (100%) of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy.

B.
Should the Insured be employed by the Bank and die subsequent to the 7th day of February, 2003, the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy.

C.
Should the Insured not be employed by the Bank at the time of his or her death and die on or before the 7th day of February, 2003, the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the percentage as set forth hereinbelow of the proceeds described in Subparagraph VI (A) above that corresponds to the number of full years the Insured has been employed by the Bank since the Effective Date of this Agreement. Should the Insured not be employed by the Bank at the time of his or her death and die subsequent to the 7th day of February, 2003, the Insured’s beneficiary(ies) shall be entitled to the following percentage of the proceeds described in Subparagraph VI (B) hereinabove:

Total Years of Employment with the Bank	Vested (to a maximum of 100%)
1 – 10	10% per year

D.	The Bank shall be entitled to the remainder of such proceeds.

E.
The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

VII.	DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY
The Bank shall at all times be entitled to an amount equal to the policy’s cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII.	RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS
In the event the policy involves an endowment or annuity element, the Bank’s right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy’s cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

IX.	TERMINATION OF AGREEMENT
This Agreement shall terminate upon the occurrence of any one of the following:

A.	The Insured shall leave the employment of the Bank (voluntarily or involuntarily) prior to one (1) year of employment with the Bank from the Effective Date of this Agreement;

B.
The Insured shall be discharged from employment with the Bank for cause. The term “for cause” shall mean any of the following that result in an adverse effect on the Bank: (i) gross negligence or gross neglect; (ii) the commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty; (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or (v) a breach of fiduciary duty involving personal profit; or

C.	Surrender, lapse, or other termination of the Policy by the Bank.

Upon such termination, the Insured (or assignee) shall have a fifteen (15) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of:

A.	The Bank’s share of the cash value of the policy on the date of such assignment, as defined in this Agreement; or

B.	The amount of the premiums that have been paid by the Bank prior to the date of such assignment.
If, within said fifteen (15) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate and the Insured (or assignee) agrees that all of the Insured’s rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.
The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured’s option to receive an absolute assignment of the policy as set forth herein.
Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

X.	INSURED’S OR ASSIGNEE’S ASSIGNMENT RIGHTS
The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XI.	AGREEMENT BINDING UPON THE PARTIES
This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

XII.	ERISA PROVISIONS
The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”):
A.    Named Fiduciary and Plan Administrator.
The “Named Fiduciary and Plan Administrator” of this Endorsement Method Split Dollar Agreement shall be Community Trust Bank until its resignation or removal by the Board of Directors. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.
B.    Funding Policy.
The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.
C.    Basis of Payment of Benefits.
Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.
D.    Claim Procedures.
Claim forms or claim information as to the subject policy can be obtained by contacting Benmark, Inc. (800-544-6079). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued in accordance with the terms of this Agreement.

In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making an inquiry to the Insurer. All objections to the Insurer’s actions should be in writing and submitted to the office named above for transmittal to the Insurer.
XIII.    GENDER
Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XIV.	INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT
The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer from any and all liability.
XV.    CHANGE OF CONTROL
Change of Control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank from the date of this Agreement. For the purposes of this Agreement, transfers on account of death or gifts, transfers between family members, or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change of Control. Upon a Change of Control, if the Insured’s employment is subsequently terminated, except for cause, then the Insured shall be one hundred percent (100%) vested in the benefits promised in this Agreement and, therefore, upon the death of the Insured, the Insured’s beneficiary(ies) (designated in accordance with Paragraph III) shall receive the death benefit provided herein as if the Insured had died while employed by the Bank (see Subparagraphs VI [A] & [B]).
XVI.    AMENDMENT OR REVOCATION
It is agreed by and between the parties hereto that, during the lifetime of the Insured, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Bank.
XVII.    EFFECTIVE DATE
The Effective Date of this Agreement shall be February 7, 2001.
XVIII.    SEVERABILITY AND INTERPRETATION
If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.
XIX.    APPLICABLE LAW
The validity and interpretation of this Agreement shall be governed by the laws of the State of Louisiana.
XX.    SUPERSEDE AND ENTIRE AGREEMENT
This Agreement shall supersede any previous split dollar plans or agreements, and shall constitute the entire agreement of the parties pertaining to this particular Life Insurance Endorsement Method Split Dollar Plan Agreement.
Executed at Ruston, Louisiana this 30th day of March, 2001.

COMMUNITY TRUST BANK
Ruston, Louisiana

/s/ Karen J. Lawrence	By:	/s/ Drake Mills
Witness		Title

/s/ Vonda Brown		/s/ Cary S. Davis
Witness		Cary S. Davis

FIRST AMENDMENT
TO THE LIFE INSURANCE ENDORSEMENT METHOD
SPLIT DOLLAR PLAN AGREEMENT
EFFECTIVE FEBRUARY 7, 2001
This Amendment, made and entered into this 26th day of January, 2007, by and between Community Trust Bank, a bank organized and existing under the laws of the State of Louisiana, hereinafter referred to as the, “Bank”, and Cary S. Davis, a Key Employee and Executive of the Bank, hereinafter referred to as the, "Executive", shall effectively amend the Life Insurance Endorsement Method Split Dollar Plan Agreement effective February 7, 2001, as follows:

1.)	Life Insurance Endorsement Method Split Dollar Plan Agreement, The Jefferson Pilot Life “Insurer” and “Policy Number” shall be deleted from page one (1) and replaced with the following:

Insurer:	New York Life Insurance and Annuity Corporation

Policy Number:	56310499
This Amendment shall be effective the 19th day of September, 2006.
To the extent that any paragraph, term, or provision of the Life Insurance Endorsement Method Split Dollar Plan Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said Agreement.
IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

COMMUNITY TRUST BANK
Ruston, Louisiana

/s/ Vonda B. Madden	By:	/s/ Drake Mills
Witness		Title

/s/ Kimberly Walker		/s/ Cary S. Davis
Witness		Cary S. Davis

1

AMENDMENT
TO THE
LIFE INSURANCE ENDORSEMENT METHOD SPLIT DOLLAR
PLAN AGREEMENT
FOR
CARY S. DAVIS
THIS AMENDMENT, made and entered into this 12th day of December, 2008, by and between Community Trust Bank, a bank organized and existing under the laws of the State of Louisiana (hereinafter referred to as the “Bank”), and Cary S. Davis, an Executive of the Bank (hereinafter referred to as the “Executive”), shall effectively amend the Community Trust Bank Life Insurance Endorsement Method Split Dollar Plan Agreement dated March 30, 2001 (hereinafter referred to as the “Agreement”) as specifically set forth herein. Pursuant to Paragraph XVI of the Agreement, the Bank and the Executive hereby adopt the following amendment:

1.)	Paragraph VI, “Division of Death Proceeds,” Subparagraph (B), shall be amended to delete the words “eighty percent (80%)” and to replace them with the words “seventy percent (70%).”
This Amendment shall be effective the 1st day of December, 2008. To the extent that any term, provision, or paragraph of the Agreement is not specifically amended herein, or in any other amendment thereto, said term, provision, or paragraph shall remain in full force and effect as set forth in said Agreement.
IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

COMMUNITY TRUST BANK
Ruston, Louisiana

By:	/s/ Linda W. Tuten
(Bank Officer other than Insured)

Title:	EVP/CPO

EXECUTIVE

/s/ Cary S. Davis
Cary S. Davis

1

AMENDMENT
TO THE
LIFE INSURANCE ENDORSEMENT METHOD SPLIT DOLLAR
PLAN AGREEMENT
FOR
CARY S. DAVIS
THIS AMENDMENT, made and entered into this 18th day of December, 2009, by and between Community Trust Bank, a bank organized and existing under the laws of the State of Louisiana (hereinafter referred to as the “Bank”), and Cary S. Davis, an Executive of the Bank (hereinafter referred to as the “Executive”), shall effectively amend the Community Trust Bank Life Insurance Endorsement Method Split Dollar Plan Agreement dated March 30, 2001 (hereinafter referred to as the “Agreement”) as specifically set forth herein. Pursuant to Paragraph XVI of the Agreement, the Bank and the Executive hereby adopt the following amendment:

1.)	Paragraph VI, “Division of Death Proceeds,” Subparagraph (B), shall be amended to delete the words “seventy percent (70%)” and to replace them with the words “eighty percent (80%).”
This Amendment shall be effective the 1st day of January, 2009. To the extent that any term, provision, or paragraph of the Agreement is not specifically amended herein, or in any other amendment thereto, said term, provision, or paragraph shall remain in full force and effect as set forth in said Agreement.
IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

COMMUNITY TRUST BANK
Ruston, Louisiana

By:	/s/ Linda W. Tuten
(Bank Officer other than Insured)

Title:	EVP/CPO

EXECUTIVE

/s/ Cary S. Davis
Cary S. Davis

1

AMENDMENT
TO THE
LIFE INSURANCE ENDORSEMENT METHOD SPLIT DOLLAR
PLAN AGREEMENT
FOR
CARY S. DAVIS
THIS AMENDMENT, made and entered into this 10th day of June, 2014, by and between Community Trust Bank, a bank organized and existing under the laws of the State of Louisiana (hereinafter referred to as the “Bank”), and Cary S. Davis, an Executive of the Bank (hereinafter referred to as the “Insured”), shall effectively amend the Community Trust Bank Life Insurance Endorsement Method Split Dollar Plan Agreement dated March 30, 2001 (hereinafter referred to as the “Agreement”) as specifically set forth herein. Pursuant to Section XVI of the Agreement, the Bank and the Insured hereby adopt the following amendment:

1.)	The “Northwestern Mutual Life Insurance” Insurer and “16606830” Policy Number shall be deleted in their entirety from Page One (1) of the Agreement and shall be replaced with the following:

Insurer:	Great-West Life & Annuity Insurance Company

Policy Number:	85279608
This Amendment shall be effective the 26th day of November, 2013. To the extent that any term, provision, or paragraph of the Agreement is not specifically amended herein, or in any other amendment thereto, said term, provision, or paragraph shall remain in full force and effect as set forth in said Agreement.
IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

	COMMUNITY TRUST BANK	INSURED
Ruston, Louisiana

By:	/s/ James Kendrick	/s/ Cary S. Davis
	(Bank Officer other than Insured)	Cary S. Davis

Title:	EVP & CFO

1